Exhibit 1
                                                                       ---------

                          UNION ACCEPTANCE CORPORATION
                              Class A Common Stock

                           STANDBY PLACEMENT AGREEMENT

                                   May 8, 2001


Castle Creek Financial LLC
6051 El Tordo
Rancho Santa Fe, California 92067

Dear Sirs:

         The undersigned, Union Acceptance Corporation, an Indiana corporation (the "Company"), hereby confirms its agreement with you (the "Placement Agent"), as follows:

         1.       The Offering.

         (a) The Company is commencing a shareholder rights and standby purchaser offering (the "Offering") of 16 million shares of Class A common stock, without par value, of the Company ("Class A common stock"), subject to the Company's right to increase the size of the Offering to 17.6 million shares of Class A common stock, at a price expected to be $5.00 per share. The Offering is being made to the Company's existing shareholders who will have a basic subscription right plus an oversubscription right if there are shares remaining available.

         (b) As part of the Offering, if and when the Registration Statement (as defined below) becomes effective, the Company will offer to standby purchasers, consisting of certain institutional investors and high net worth individuals (the "Standby Purchasers") the opportunity to purchase up to 9.6 million shares of Class A common stock, if available, after exercise of the basic subscription rights and oversubscription rights by shareholders; provided, however, that the Company will sell to such Standby Purchasers, if requested by the Standby Purchasers, up to at least 4 million shares of Class A common stock in the aggregate. The Standby Purchasers will acquire shares of Class A common stock at the same price per share offered to the shareholders.

         (c) In connection with the Offering, the Company filed a Registration Statement on Form S-2 with the Securities and Exchange Commission (the "Commission") on April 6, 2001 (Commission File No. 333-58396) (the "Initial Registration Statement") covering those shares offered to the shareholders and the Standby Purchasers.

         (d) The shareholder rights portion of the Offering and sale of underlying securities will be conducted solely by the Company and its officers without additional compensation for such selling activities. The Standby Purchaser portion of the Offering and sale of underlying securities will be offered exclusively by the Placement Agent on a best efforts basis in accordance with the terms of this Agreement.

         (e) The Placement Agent will act as the Company's financial advisor regarding the structure of the rights offering. The Company will pay the Placement Agent $250,000 for its advisory services. The Placement Agent will use its best efforts to identify potential Standby Purchasers and will assist the Company in negotiating standby purchase agreements with such Standby Purchasers, all as contemplated by the Prospectus (as defined below); provided, however, that no offers or sales will be made until the Registration Statement (as defined below) has become effective. For effecting arrangements with Standby
Purchasers, the Company shall pay the Placement Agent a fee of 4% of the aggregate purchase price of the Class A common stock sold to Standby Purchasers in the Offering. Total advisory and other fees payable to the Placement Agent in this Offering are limited to $1 million.

         (f) The closing of the sale of Class A common stock to the Standby Purchasers (the "Closing") will occur at the same time as the closing of the sale of the Class A common stock in connection with the shareholder rights portion of the Offering, all at the place, date and time for delivery of payment and shares as provided in the Registration Statement ("Closing Date").

         (g) The public offering price of the Class A common stock will be determined by the board of directors of the Company.

         2.       Representations and Warranties of the Company.

         (a) The Company represents and warrants to, and agrees with the Placement Agent that:

                  (i) The Company is eligible to use a registration statement on Form S-2 for the Offering under the Securities Act of 1933, as amended (the "Act"). The Company will deliver to you any amendment(s) to the Registration Statement filed with the Commission (the initial Registration Statement and all amendments and supplements thereto and all financial statements, schedules, exhibits and all other documents incorporated by reference therein or filed as a part thereof are hereinafter collectively referred to as the "Registration Statement"). The term "preliminary prospectus" means any preliminary prospectus included at any time as part of the Registration Statement. The prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations (the "Regulations") of the Commission under the Act is herein referred to as the "Prospectus." Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to include any document attached as an exhibit or supplement thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be.

                  (ii) At the time of filing thereof and on the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Registration Statement and Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Regulations and will contain all contracts and other documents required to be filed as exhibits; at the time of filing thereof and on the Effective Date and Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement hereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in the Registration Statement or the Prospectus (or any supplement thereto) relating to the Placement Agent in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                  (iii) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction have issued an order ("Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Common stock, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (iv) The only subsidiaries (as defined in the Regulations) of the Company are those listed in Exhibit 21 of the Company's Form 10-K for the year ended June 30, 2000 (the "Subsidiaries"). The Company and the Subsidiaries are corporations, limited liability companies, or other entities duly organized, validly existing, and, where applicable, in good standing under the laws of their respective jurisdictions of incorporation formation, or organization. The Company and the Subsidiaries are each duly qualified to do business and are, where applicable, in good standing in every jurisdiction in which their ownership, leasing, licensing, or use of property and assets or the conduct of their business makes such qualification necessary.

                  (v) The  authorized  capital stock of the Company  consists of
         (1) 30,000,000 shares of Class A common stock, without par value; (2) 20,000,000 shares of Class B common stock without par value ("Class B common stock"); and (3) 10,000,000 shares of preferred stock, without par value (the "Preferred Stock"). As of March 31, 2001, there were 5,833,048 shares of Class A common stock outstanding held of record by 87 persons, 7,461,608 shares of Class B common stock outstanding held of record by 6 persons, and no shares of Preferred Stock outstanding. Each outstanding share of capital stock of the Company and each outstanding share of capital stock of the Subsidiaries is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive rights of stockholders, and in the case of the Subsidiaries are owned of record and beneficially by the Company free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, except as otherwise disclosed in the Prospectus. There are currently no outstanding options, warrants, or other rights calling for the issuance of, any shares of capital stock of the Company or of the Subsidiaries or any security or other instrument which by their terms are convertible into, exercisable for, or exchangeable for capital stock of the Company, except options issued under the 1994 and 1999 Incentive Stock Plans or as may be properly described in the Prospectus or documents incorporated by reference therein.

                  (vi) The consolidated  financial  statements  (audited) of the
         Company and notes thereto, included in the Registration Statement and the Prospectus fairly present with respect to the Company and the Subsidiaries the consolidated financial position, the consolidated results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein), are correct and complete, and are in accordance with the books and records of the Company and the Subsidiaries. The consolidated condensed financial statements (unaudited) of the Company and notes thereto as of and for the periods ended December 31, 2000 and June 30, 2000 (audited) included in the Registration Statement and the Prospectus fairly present with respect to the Company and the Subsidiaries the consolidated financial position, the consolidated results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principals consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company and the Subsidiaries. The accountants whose reports on the audited financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and the Subsidiaries within the meaning of the Act and the Regulations. Except for the consolidated financial statements of the Company and the consolidated condensed financial statements of the Company, no other financial statements are required by Form S-2 or otherwise to be included in the Registration Statement or the Prospectus.

                  (vii) There is no litigation, arbitration or other governmental proceeding (formal or informal), or investigation pending or threatened in writing, with respect to the Company, the Subsidiaries, or any of their respective operations, businesses, properties, or assets, except as described in the Prospectus and except for proceedings or investigations as would not have any adverse material effect on the Company and Subsidiaries taken as a whole. Neither the Company nor the Subsidiaries is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as described in the Prospectus and except for any violation or default as would not have any material adverse effect on the Company and Subsidiaries taken as a whole.

                  (viii) Neither the Company nor the Subsidiaries has received any notice that the Company, the Subsidiaries or any other party is in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company and the Subsidiaries taken as a whole, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto. Neither the Company nor the Subsidiaries is in violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document) or by laws.

                  (ix) Except as set forth in the Prospectus, all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing herein referred to as "Intangibles") that the Company or the Subsidiaries owns or has pending, or under which it is licensed and which are material to the Company and the Subsidiaries taken as a whole, are in good standing and to the knowledge of the Company uncontested. Neither the Company nor the Subsidiaries is aware that they have infringed, are infringing, or have received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company or the Subsidiaries there is no infringement by others of Intangibles of the Company or of the Subsidiaries.

                  (x) The Company has all requisite power and authority to execute, deliver, and perform this Standby Placement Agreement (the "Agreement"). All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement by the Company (except filings under the Act and filings of consents to service of process as may be required by applicable blue sky laws, which have been or will be made before the Closing). Except where the failure would not have a material adverse effect on the Company and the Subsidiaries taken as a whole: (a) no consent of any party to any contract, agreement, instrument, lease, license, arrangement to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement and (b) the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with any material provision of or (with or without the giving of notice or the passage of time or both), entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) or by-laws of the Company or the Subsidiaries or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or the Subsidiaries or to which any of their respective operations, businesses, properties, or assets are subject.

                  (xi) The common stock to be offered by the Prospectus (and any supplement) is validly authorized and, when issued and delivered in accordance with the Prospectus (and any supplement), will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of shareholders. The common stock conforms to all statements relating thereto contained in the Registration Statement or the Prospectus.

                  (xii) Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the common stock hereunder.

                  (xiv) The Company and Subsidiaries have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

                  (xv) For at least 90 calendar days immediately proceeding the filing of the Registration Statement, the Class A common stock (A) has been listed on and is in compliance with the requirements for continued listing on The Nasdaq Stock Market and has had at least two bona fide independent market makers (as defined in the National Association of Securities Dealers, Inc. ("NASD") Rule 2720 of (b)(4)) for a period of at least 30 trading days immediately preceding the filing of the Registration Statement and the Effective Date of the Offering.

                  (xvi) Neither the Company nor the Subsidiaries, nor, to the Company's knowledge, any officer, director, agent, employee or other person associated with the Company or the Subsidiaries, acting on behalf of the Company or the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kick back or other unlawful payment.

                  (xvii) No transaction has occurred between or among the Company or the Subsidiaries or any of their officers, directors or affiliates or shareholders that is required to be described in and is not described in the Prospectus.

                  (xviii) The Company has filed all reports, proxy statements and other information, and all amendments to previously filed reports, proxy statements and other information, required to be filed by and pursuant to Sections 13, 14 or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act").

         3.       Covenants of the Company.

         The Company covenants that it will:

         (i) Use its best efforts to cause the Registration Statement to become effective as promptly as possible and notify you immediately, and confirm such notice in writing, (A) when the Registration Statement and any post-effective amendment thereto become effective, (B) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (C) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

         (ii) During the time when a prospectus relating to the common stock is required to be delivered hereunder or under the Act or the Regulations, the Company shall comply with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the common stock in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the common stock is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Placement Agent, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to the Placement Agent) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

         (iii) Deliver without charge to the Placement Agent, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, such number of copies of the Prospectus, the Registration Statement, and exhibits, amendments and supplements thereto, if any, as the Placement Agent may request for the purposes contemplated by this Agreement.

         (iv) If required by applicable law, endeavor in good faith, in cooperation with the Placement Agent, at or prior to the time the Registration Statement becomes effective, to qualify the common stock for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate subject to the Company's prior approval; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

         (v) File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the effective date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Placement Agent shall previously have been furnished with a copy thereof and not reasonably objected in writing to the filing thereof.

         (vi) Comply with all provisions of all undertakings contained in the Registration Statement.

         (vii) If the principal stockholders, officers, or directors of the Company are required by the "blue sky" or securities authority of any jurisdiction requested by the Placement Agent pursuant to Section 3(a)(iv) or by the NASD to escrow or agree to restrict the sale of any security of the Company owned by them for the Company to qualify or register the common stock for sale under the "blue sky" or securities laws of any such jurisdiction, cause each such person to escrow or restrict the sale of such security on the terms and conditions and in the form specified by the securities administrator of such jurisdiction.

         (viii) Cause its accountants on the Effective Date and Closing Date to issue to you a "comfort letter" in a form reasonably acceptable to you, dated as of the Effective Date and as of the Closing Date, respectively.

         (ix) Promptly advise the Placement Agent of any inquiry the Company may receive from a potential Standby Purchaser regarding the Offering so that the Placement Agent could evaluate such a prospective party and its interest and assist the Company in any resulting negotiations.

         (x) For a period of five years from the Effective Date, furnish its shareholders annual audited consolidated financial statements with respect to the Company, including balance sheets and income statements.

         (xi) Apply the net proceeds of the Offering in the manner set forth in the Prospectus.

         (xii) For a period of three years from the Effective Date, (A) timely file with the Commission, all reports and other documents required by the Exchange Act and not seek suspension of the duty to file such reports and (B) prepare and file a proxy statement and annual report conforming to the requirements of Commission Regulation 14A and distribute such proxy statement and annual report to record and beneficial owners in the manner required by such Regulation.

         4. Payment of Expenses. The Company agrees to pay all expenses in connection with (a) the preparation, printing and filing of the Registration Statement, any preliminary prospectus, and the Prospectus, including the cost of all copies and any amendments or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the common stock, including any transfer or other taxes payable thereon, (c) subject to the Company's prior approval, the qualification of the common stock under state or foreign "blue sky" or securities laws, including the costs of printing the preliminary and final "Blue Sky Survey, " and (d) the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought. The Company shall pay all costs and expenses related to any opinion and related due diligence incurred by a "qualified independent underwriter", within the meaning of Rule 2720 of the NASD if one is required by the rules of the NASD. Regardless of whether the Offering is completed, the Company will reimburse the Placement Agent, upon its demand, for all reasonable out-of pocket expenses (including due diligence expenses, travel expenses and fees and disbursements of counsel retained by the Placement Agent in connection with this Agreement) properly documented and presented to the Company in an itemized billing statement not to exceed $150,000 in the aggregate. In addition to professional fees, the Placement Agent's billing statements will include reimbursable expenses normally incurred in the conduct of its work. The reimbursable expenses will include a flat ten percent of the Placement Agent's documented costs for data services, telephone, fax, postage and general office expenses which will be categorized by the Placement Agent as indirect expenses. These expenses exclude any allocation for general overhead, salaries, supplies, or similar expenses of the Placement Agent incurred in the normal conduct of business.

         5. Conditions of the Placement Agents' Obligations. The obligation of the Placement Agent to offer and sell the Common stock to Standby Purchasers as exclusive limited placement agent for the Company on a best efforts basis, as provided herein after the Registration Statement has become effective, shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of the Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

         (a) The Registration Statement shall have become effective not later than 6:00 P.M., Eastern Time, within five business days after execution of this Agreement or such other date and time as shall be consented to in writing by the Placement Agent.

         (b) At the Closing, you shall have received the favorable opinion of Barnes & Thornburg, counsel for the Company, dated the date of delivery, addressed to the Placement Agent, to the effect that:

                  (i) The Company is a corporation duly organized and validly existing under the laws of the State of Indiana. The Company is duly qualified to do business and is in good standing in each jurisdiction identified by the Company to such counsel as a jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

                  (ii) The authorized  capital stock of the Company  consists of
         (1) 30,000,000 shares of Class A common stock; (2) 20,000,000 shares of Class B common stock; and (3) 10,000,000 of Preferred Stock. Each outstanding share of Class A common stock and Class B common stock is validly authorized, validly issued, fully paid, and nonassessable. Except as disclosed in the Prospectus, to the knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except options issued under the 1994 and 1999 Incentive Stock Plans or as may be properly described in the Prospectus or documents incorporated by reference therein;

                  (iii) To the knowledge of counsel, the Company is not in violation or breach of, or in default with respect to, any material provision of its articles of incorporation or bylaws;

                  (iv)  The  Company  has  all  requisite  corporate  power  and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance of this Agreement by the Company. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)) is enforceable as to the Company in accordance with its terms;

                  (v) The common stock sold by the Company in this Offering will be validly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid, and nonassessable and will not be issued in violation of any preemptive rights of shareholders;

                  (vi) The capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (vii) To the knowledge of such counsel, the Company has no directly or indirectly held subsidiary other than the Subsidiaries;

                  (viii) The certificates representing the shares to be sold in the Offering are in the form approved by the board of directors of the Company, comply with the bylaws and articles of incorporation of the Company and comply as to form and in all other respects with applicable legal requirements;

                  (ix) To the knowledge of such counsel, there are: (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto; (B) no legal or governmental proceedings pending or threatened against the Company, the outcome of which would have a material adverse effect on the Company and the Subsidiaries taken as a whole; and (C) no statutes or regulations applicable to the Company or certificates, permits, grants or other consents, approvals, orders, licenses, or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Subsidiaries, which are of a character required to be disclosed in the Registration Statement and Prospectus and which have not been so disclosed;

                  (x) The statements in the Prospectus (excluding statements incorporated by reference therein), insofar as they are descriptions of articles of incorporation, bylaws, stock option plans, contracts, or agreements or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects.

                  (xi) To the knowledge of such counsel, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with the terms and provisions of this Agreement by the Company will not give rise to a right to terminate or accelerate the due date of any payment due under, or violate or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of any lease, indenture, mortgage, note or other arrangement or instrument included as an exhibit to the Registration Statement or otherwise identified by the Company for such counsel, to which the Company is a party or by which it or its properties or business is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company or any statute, rule, or regulation applicable to the Company or any order identified by the Company for such counsel as material, the effect of which, in any such case, would be expected to be materially adverse to the Company;

                  (xii) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company in connection with the execution and delivery of this Agreement or the sale of the common stock as contemplated by this Agreement, except those which have been obtained and except for the filing of consents of service of process as may be required under applicable blue sky laws;

                  (xiii) The Registration Statement and the Prospectus and any amendments or supplements thereto (other than financial statements and other financial or statistical information as to which no opinion need be rendered) comply as to form with the requirements of the Act and the Regulations in all material respects; and

                  (xiv) The Registration Statement shall have become effective under the Act. To the knowledge of such counsel, no Stop Order has been issued and no proceedings for that purpose have been instituted or threatened in writing.

                  Such opinions may contain such qualifications, exceptions, and assumptions and may rely upon such matters or other opinions as may be agreed upon by the Placement Agents and the counsel rendering the opinion. In addition, such counsel shall state that they have participated in conferences with officers of the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed and although such counsel did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that would lead them to believe that the Registration or Prospectus, as amended or supplemented, if amended or supplemented, contains any untrue statement of a material fact or omits a material fact required to be stated therein necessary to make the statements therein not misleading; except that such statement may exclude financial statements, financial data, and statistical information included in the Registration Statement and Prospectus.

         (c) At the Closing Date, you shall have received a certificate of the Chief Executive Officer and of the Chief Financial Officer of the Company, dated the Closing Date, to the effect that as of the Closing Date, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

         (d) All proceedings taken in connection with the issuance, sale, transfer and delivery of the common stock shall be satisfactory in form and substance in the reasonable judgment of the Placement Agent.

         (e) The NASD, upon review of the terms of the public offering of the common stock, shall not have objected to the Placement Agent's participation in such offering.

         (f) Prior to the Closing Date, there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company and there shall not have been any material transaction, not in the ordinary course of business, entered into by the Company except as set forth in the Prospectus.

         (g) On the Effective Date and on the Closing Date, you shall have received a comfort letter from the Company's accountants in a form reasonably acceptable to you, dated as of the Effective Date and as of the Closing Date, respectively.

         Any certificate or other document signed by any officer of the Company and delivered to the Placement Agent or its counsel shall be deemed a representation and warranty by the Company hereunder to the Placement Agent as to the statements made therein.

         If any condition to the Placement Agents' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

         6.       Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold you harmless, any affiliates and the respective officers, directors, members, representatives and agents and any other persons controlling you or any of your affiliates (you and each such other person or entity each being referred to as an "Indemnified
Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages, and expenses, (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, or defending any such claim or action, including reasonable fees and expenses of counsel to the Indemnified Person, whether or not arising out of pending litigation, governmental investigation, arbitration or other alternative dispute resolution, or other action or proceeding or threatened litigation, governmental investigation, arbitration or other alternative dispute resolution, or other action or proceeding) directly or indirectly related to or arising out of, or in connection with (i) actions taken or omitted to be taken by the Company, its affiliates, employees, directors, partners, representatives or agents in connection with the Offering or activities contemplated by this Agreement; (ii) actions taken or omitted to be taken by any Indemnified Person pursuant to the terms of, or in connection with services rendered pursuant to, this Agreement, provided that in the case of this subsection (ii), the Company shall not be responsible for any claim, liability, loss, damage or expense arising primarily out of or based primarily upon the willful misconduct or gross negligence (as determined by the judgment of a court of competent jurisdiction, no longer subject to appeal or further review) of or by such Indemnified Person; and (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or any offering materials of the Company or any other information provided to you by the Company under this Agreement or any omission or alleged omission to state a material fact necessary to make the statements therein not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information relating to an Indemnified Person furnished in writing by or on behalf of such Indemnified Person expressly for use by the Company). If multiple claims are brought against an Indemnified Person in an arbitration with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent that the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

         (b) If the indemnification provided for herein is unavailable to an Indemnified Person in respect of any claims, liabilities, losses, damages or expenses, then the Company, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such claims, liabilities, losses, damages or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Indemnified Person on the other, as well as any other relevant equitable considerations. Notwithstanding the foregoing, no contributions as set forth above shall be available with respect to any claim, liability, loss, damage or expense arising primarily out of or based primarily upon the willful misconduct or gross negligence of or by such Indemnified Person. It is further agreed that the relative benefits to the Company on the one hand and you on the other hand with respect to the services rendered under this Agreement shall be deemed to be in the same proportion as (i) the aggregate Offering bears to (ii) the fees actually paid to you with respect to the services provided pursuant to this Agreement in connection with the Offering. The Company also agrees that no Indemnified Person shall have any liability to the Company for or in connection with this Agreement and the engagement of you hereunder, except for such claims, liabilities, losses, damages, or expenses incurred by the Company to the extent they are appropriately judicially determined (without possibility of appeal or review) to have resulted primarily from such Indemnified Person's willful misconduct or gross negligence, and the Company agrees that in no event shall the Indemnified Persons be required to contribute an amount in the aggregate greater than the fees actually received by you for its services performed under this Agreement.

         (c) If indemnification is to be sought hereunder by an Indemnified Person, then such Indemnified Person shall notify the Company of the commencement of any action or proceeding in respect thereof; provided, however, the failure to so notify the Company shall not relieve the Company of any liability that it may have to such Indemnified Person pursuant to this Agreement except to the extent the Company has been prejudiced in any material respect by such failure or from any liability it may have to such Indemnified Person other than pursuant to this Agreement. Notwithstanding the above, following such notification, the Company may elect in writing to assume the defense of such action or proceeding, and upon such election, it shall not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation or providing evidence) in connection therewith, unless; (i) the Company has failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner (ii) counsel which has been provided by the Company reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest; or
(iii) the Indemnified Person reasonably has determined that there may be legal defense available to it which are different from or in addition to those available to the Company. In connection with any one action or proceeding, the Company shall not be responsible for the fees and expenses of more than one separate law firm in any one jurisdiction for all Indemnified Persons. In the event the Company does not assume the defense of such action as provided above, the Company shall not be liable for the settlement of any litigation or proceeding effected without its prior written consent, anything herein to the contrary notwithstanding. The Company agrees that it will not, without the prior written consent of you, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by your engagement (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of you and each other Indemnified Person from all liability arising or that may arise out of such claim, action, or proceeding.

         (d) The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought against you or any other Indemnified Person.

         (e) You agree to indemnify and hold harmless the Company, any affiliates and the respective officers, directors, partners, representatives and agents and any other persons controlling the Company or any of its affiliates (the Company and each such other person or entity each being referred to as a "Company Indemnified Person"), to the fullest extent lawful, from and against all claims, liabilities, losses, damages, and expenses, (including without limitation and as incurred, reimbursement of all costs of investigating, preparing, pursuing, or defending any such claim or action, including fees and expenses of counsel to, the Company Indemnified Person, whether or not arising out of pending litigation, governmental investigation, arbitration or other alternative dispute resolution, or other action or proceeding or threatened litigation, governmental investigation, arbitration or other alternative dispute resolution, or other action or proceeding) arising primarily out of or based primarily upon the willful misconduct or gross negligence (as determined by the judgement of a court of competent jurisdiction, no longer subject to appeal or further review) of or by you, including its officers, directors, members, representatives and agents.

         (f) If indemnification is to be sought hereunder by any Company Indemnified Person, then such Company Indemnified Person shall notify you of the commencement of any action or proceeding in respect thereof; provided, however, the failure to so notify you shall not relieve you of any liability that it may have to such Company Indemnified Person pursuant to this Agreement except to the extent you has been prejudiced in any material respect by such failure or from any liability it may have to such Company Indemnified Person other than pursuant to this Agreement. Notwithstanding the above, following such notification, you may elect in writing to assume the defense of such action or proceeding, and upon such election, it shall not be liable for any legal costs subsequently incurred by such Company Indemnified Person (other than reasonable costs of investigation or providing evidence) in connection therewith, unless: (i) you have failed to provide counsel reasonably satisfactory to such Company Indemnified Person in a timely manner; (ii) counsel which has been provided by you reasonably determines that its representation of such Company Indemnified Person would represent it with a conflict of interest; or (iii) the Company Indemnified Person reasonably has determined that there may be legal defense available to it which are different from or in addition to those available to you. In connection with any one action or proceeding, you shall not be responsible for the fees and expenses of more than one separate law firm in any one jurisdiction for all Company Indemnified Persons. In the event you do not assume the defense of such action as provided above, you shall not be liable for the settlement of any litigation or proceeding effected without its prior written consent, anything herein to the contrary notwithstanding.

         (g) It is understood that, in addition to your engagement pursuant to this Agreement, you may also be engaged to act for the Company in one or more additional capacities, and that the terms of such additional engagements may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply only with respect to the Offering and not to any such separate agreements or engagements. The provisions of this Agreement shall remain in full force and effect following the completion, expiration or termination of this Agreement or modifications thereof.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date, and such representations, warranties. covenants, and agreements of the Placement Agent and the Company, including the indemnity and contribution agreements contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company, or any person or entity which is entitled to be indemnified under
Section 6, and shall survive termination of this Agreement or the delivery of the common stock to the purchasers thereof.

         8.       Termination.

         (a) The Placement Agent shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company if any domestic or international event, act, or occurrence has materially disrupted, or in the opinion of the Placement Agent will in the immediate future materially disrupt, the securities markets; or if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on The Nasdaq Stock Market; or if there shall have been an outbreak of major hostilities or other national or international calamity; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the opinion of the Placement Agent, make it inadvisable to proceed with the offering; or if there shall have been such change in the market for the Company's securities or securities in general or in political, financial, or economic conditions as in the judgment of the Placement Agent makes it inadvisable to proceed with the public offering on the terms contemplated by the Prospectus.

         (b) If the services of the Placement Agent are terminated, the Placement Agent will remain entitled to any fees payable pursuant to this Agreement in the event that the Company completes an offering on which the Placement Agent provided advice or participated in discussions with potential Standby Purchasers who invest in such offering, provided that such offering is completed within 18 months following such termination. In addition, the Placement Agent will remain entitled to the reimbursement of expenses under the terms and conditions described above.

         9. Information; Confidentiality. In connection with the Offering, the Company will furnish the Placement Agent with such relevant material regarding the business and financial condition of the Company as the Placement Agent reasonably requests, all of which will be accurate and complete in all material respects at the time furnished. The Company will also use its reasonable efforts to make available its personnel, consultants, experts, attorneys and accountants to the Placement Agent upon the Placement Agent's reasonable request in connection with services provided or to be provided by the Placement Agent. The Placement Agent agrees to keep any non-public information confidential so long as it remains non-public, unless disclosure is required by law or requested by any governmental or regulatory agency or body, and the Placement Agent will not make any use thereof, except in connection with our services hereunder for the Company.

         10. No Offset. Except as expressly provided herein, no fee paid or payable to the Placement Agent or any of its affiliates would be used as an offset or credit against any other fee paid or payable by the Company to the Placement Agent or any of its affiliates for any services not relating to the Offering.

         11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to you shall be mailed, certified mail, return receipt requested, delivered personally or by messenger, or via facsimile with fax confirmation of receipt or if by letter, to you at Castle Creek Financial LLC, 6051 El Tordo, P.O. Box 1329, Rancho Santa Fe, California 92067, Attention: William J. Ruh; with a copy to Warner Norcross & Judd LLP, Attention: Gordon R. Lewis, 111 Lyon Street N.W., Ste. 900, Grand Rapids, Michigan 49503 or if sent to the Company at Union Acceptance
Corporation, Attn: Rick Brown, 250 North Shadeland Avenue, Indianapolis, Indiana, 46219, with a copy to: Eric Moy, Barnes & Thornburg, 11 South Meridian Street, Indianapolis, Indiana 46204. Either party hereto may change its address by written notice to the other party

         12. Third Parties. The Company expressly acknowledges that the Placement Agent is retained as an advisor to the Company, and not as an advisor to or agent of any other person, and that the Company's engagement of the Placement Agent is not intended to confer rights upon any persons not a party hereto (including shareholders, employees or creditors of the Company) as against the Placement Agent, the Placement Agent's affiliates or their respective directors, officers, agents and employees. Any advice provided to the Company by the Placement Agent pursuant to the this Agreement is solely for the information and assistance of the Board of Directors of the Company. Except as may be shared with the Company's advisors, such advice shall be treated as confidential information, shall not be disclosed publicly in any manner without the Placement Agent's prior written approval and shall not be relied upon by the Company's shareholders or any third party. Any reference to the Placement Agent or to any affiliate of the Placement Agent in any release or communication to any party outside the Company and its representatives is subject to the Placement Agent's prior written approval, which approval shall not be unreasonably withheld or delayed. If this Agreement is terminated prior to any release or communication, no reference shall be made to the Placement Agent without the Placement Agent's prior written approval. Each reference to the Placement Agent in the Registration Statement is hereby approved.

         13. Advertisements. After closing the Offering, the Placement Agent will have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company, provided that the Placement Agent shall have submitted a copy of any such proposed advertisements to the Company for its prior approval, which approval prior to publication would not be unreasonably withheld or delayed.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                   Very truly yours,

                                   Union Acceptance Corporation


                                   By /s/ Rick A. Brown
                                     -------------------------------------------


                                   Its Chief Financial Officer
                                      ------------------------------------------



                                   Accepted as of the date first above written.
                                   Castle Creek Financial LLC


                                   By /s/ William J. Ruh
                                      ------------------------------------------


                                   Its  Executive Vice President
                                       -----------------------------------------